Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Plan Administrator of the

CoBiz Employees 401(k) Plan

Denver, Colorado

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-91458) of CoBiz Financial, Inc., of our report dated June 26, 2017,  relating to the financial statements and supplemental schedule of the CoBiz Employees 401(k) Plan included in this Annual Report on Form 11-K.

/s/ EKS&H LLLP

June 26, 2017

Denver, Colorado